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                                                                   Exhibit 10.51





                            SANMINA-SCI CORPORATION

                           DEFERRED COMPENSATION PLAN

                           EFFECTIVE JANUARY 1, 2003


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                                TABLE OF CONTENTS

ARTICLE I PURPOSE...........................................................   1
ARTICLE II DEFINITIONS......................................................   1
   2.1      Accelerated Distribution........................................   1
   2.2      Account Earnings................................................   1
   2.3      Beneficiary.....................................................   1
   2.4      Bonus Deferral Commitment.......................................   1
   2.5      Change of Control...............................................   1
   2.6      Code............................................................   2
   2.7      Commission Deferral Commitment..................................   2
   2.8      Committee.......................................................   2
   2.9      Company.........................................................   2
   2.10     Compensation....................................................   2
   2.11     Compensation Committee..........................................   2
   2.12     Deferral Commitment.............................................   2
   2.13     Deferral Period.................................................   2
   2.14     Disability......................................................   2
   2.15     Early Withdrawal................................................   2
   2.16     Earnings Index or Earnings Indices..............................   3
   2.17     Elective Deferral Account.......................................   3
   2.18     Elective Deferred Compensation..................................   3
   2.19     Employer........................................................   3
   2.20     Financial Hardship..............................................   3
   2.21     Hardship Withdrawal.............................................   3
   2.22     Participant.....................................................   3
   2.23     Participation Agreement.........................................   3
   2.24     Plan Benefit....................................................   3
   2.25     Retirement......................................................   3
   2.26     Salary..........................................................   4
   2.27     Salary Deferral Commitment                                         4
ARTICLE III PARTICIPATION AND DEFERRAL COMMITMENTS..........................   4
   3.1      Eligibility and Participation...................................   4
   3.2      Elective Deferrals..............................................   4
   3.3      Limitations on Deferral Commitments.............................   5
   3.4      Modification of Deferral Commitment.............................   5
ARTICLE IV DEFERRED COMPENSATION ACCOUNTS...................................   6
   4.1      Accounts........................................................   6
   4.2      Elective Deferred Compensation..................................   6
   4.3      Allocation of Accounts..........................................   6
   4.4      Account Earnings................................................   6
   4.5      Determination of Accounts.......................................   6
   4.6      Vesting of Accounts.............................................   6
   4.7      Statement of Accounts...........................................   7
ARTICLE V PLAN BENEFITS.....................................................   7
   5.1      Prior to Termination of Employment..............................   7


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
   5.2      After Termination of Employment.................................   8
   5.3      Form of Benefit Payment.........................................   8
   5.4      Commencement of Benefit Payment.................................   9
   5.5      Change of Election..............................................   9
   5.6      Tax Withholding.................................................   9
   5.7      Valuation and Settlement........................................  10
   5.8      Payment to Guardian.............................................  10
ARTICLE VI BENEFICIARY DESIGNATION..........................................  10
   6.1      Beneficiary Designation.........................................  10
   6.2      Changing Beneficiary............................................  10
   6.3      Community Property..............................................  10
   6.4      No Beneficiary Designation......................................  10
ARTICLE VII ADMINISTRATION..................................................  11
   7.1      Committee.......................................................  11
   7.2      Agents..........................................................  11
   7.3      Binding Effect of Decisions.....................................  11
   7.4      Indemnification of Committee....................................  11
ARTICLE VIII CLAIMS PROCEDURE...............................................  11
   8.1      Claim...........................................................  11
   8.2      Review of Claim.................................................  11
   8.3      Notice of Denial of Claim.......................................  12
   8.4      Reconsideration of Denied Claim.................................  12
   8.5      Employer to Supply Information..................................  12
ARTICLE IX AMENDMENT AND TERMINATION OF PLAN................................  12
   9.1      Amendment.......................................................  13
   9.2      Right to Terminate Plan.........................................  13
ARTICLE X MISCELLANEOUS.....................................................  13
   10.1     Unfunded Plan...................................................  13
   10.2     Unsecured General Creditor......................................  13
   10.3     Trust Fund......................................................  13
   10.4     Nonalienability.................................................  14
   10.5     Not a Contract of Employment....................................  14
   10.6     Protective Provisions...........................................  14
   10.7     Governing Law...................................................  14
   10.8     Validity........................................................  14
   10.9     Notice..........................................................  14
   10.10    Successors......................................................  15

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                            SANMINA-SCI CORPORATION

                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I

PURPOSE The purpose of this Deferred Compensation Plan (this "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement or death of certain select employees of Sanmina-SCI Corporation, a Delaware corporation (the "Company"). It is intended that the Plan will aid the Company in retaining and attracting employees of exceptional ability. This Plan shall be effective as of January 1, 2003.

                                   ARTICLE II

         DEFINITIONS For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 Accelerated Distribution. "Accelerated Distribution" means the distribution made pursuant to Section 5.1(c).

         2.2 Account Earnings. "Account Earnings" means the amount to be credited to the Participant's Elective Deferral Account pursuant to Section 4.5.

         2.3 Beneficiary. "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

         2.4 Bonus Deferral Commitment. "Bonus Deferral Commitment" means the bonus deferral made pursuant to Section 3.2(b).

         2.5      Change of Control. "Change of Control" means

                  (a) The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (`Act'), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; or,

                  (b) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent 50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's


Deferred Compensation Plan                                                page 1
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         then outstanding securities, (excluding a merger effected exclusively for the purpose of changing the domicile of the Company) or,

                  (c)      a liquidation or dissolution of the Company; or,

                  (d) the sale of all or substantially all of the Company's assets.

         2.6 Code. "Code" means the Internal Revenue Code, as amended from time to time.

         2.7 Commission Deferral Commitment. "Commission Deferral Commitment" means the commission deferral made pursuant to Section 3.2(c).

         2.8 Committee. "Committee" means the Executive Deferred Compensation Plan Administrative Committee. The Committee shall be responsible for administering the Plan.

         2.9 Company. "Company" means Sanmina-SCI Corporation or any successor to the business thereof.

         2.10 Compensation. "Compensation" means the salary, bonus, and commissions payable to a Participant during the calendar year and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under this Plan, salary reduction contributions under Section 401(k) of the Code, or any other deferral arrangements. Compensation also includes payroll deduction amounts a Participant elects to make to the Company's Employee Stock Purchase Plan. Compensation does not include expense reimbursements, severance wages, any form of non-cash compensation or benefits, including short and long term disability payments, group life insurance premiums, income from the exercise of stock options or other receipt of Company stock, or any other payments or benefits other than normal compensation.

         2.11 Compensation Committee. "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

         2.12 Deferral Commitment. "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which the Participant has submitted a separate Participation Agreement to the Committee.

         2.13 Deferral Period. "Deferral Period" means the period over which a Participant has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period. However, for the initial Deferral Period under the Plan or for a newly eligible employee, the Deferral Period shall be the portion of the calendar year following timely submission of the Participation Agreement to the Committee.

         2.14 Disability. "Disability" means a mental or physical condition that satisfies the definition of disability contained in the Company's Long Term Disability Plan and would make an individual eligible for benefits under such plan.

         2.15 Early Withdrawal. "Early Withdrawal" means a distribution from a Participant's Elective Deferral Account pursuant to Section 5.1(a).


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         2.16     Earnings Index or Earnings Indices. "Earnings Index" or
"Earnings Indices" means the portfolios or funds selected by the Committee to be used in calculating Account Earnings. Each Earnings Index shall be treated as a phantom investment fund that shall be credited with earnings (whether a gain or loss) according to the performance of the actual fund or portfolio.

         2.17 Elective Deferral Account. "Elective Deferral Account" means the Account maintained by the Company in accordance with Article IV with respect to any elective deferral of Compensation pursuant to Section 4.2 of this Plan. A Participant's Elective Deferral Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to this Plan and shall not constitute or be treated as a trust fund of any kind.

         2.18 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

         2.19 Employer. "Employer" means the Company and any affiliated or subsidiary entities designated by the Committee.

         2.20 Financial Hardship. "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary or unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute Financial Hardship will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. The desire to send a child to college or purchase a home will not be considered a Financial Hardship under the Plan.

         2.21 Hardship Withdrawal. "Hardship Withdrawal" means a distribution from a Participant's Elective Deferral Account pursuant to Section 5.1(b).

         2.22 Participant. "Participant" means any individual who is participating in this Plan as provided in Article III and any individual who has a Plan Benefit under this Plan.

         2.23 Participation Agreement. "Participation Agreement" means the Deferral Commitment agreement submitted by a Participant to the Committee pursuant to Sections 3.1(b) and 3.1(c).

         2.24 Plan Benefit. "Plan Benefit" means the benefit payable to a Participant as calculated in Article V.

         2.25 Retirement. "Retirement" means termination from employment with the Employer after the attainment of:

                  (a)      Age sixty (60), or


Deferred Compensation Plan                                                page 3
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                  (b)      Age fifty-five (55) with seven (7) years of service
         with the Employer. A Participant shall be credited with a year of service, for purposes of this Section and Section 5.3(b), for each full year in which the Participant remains employed by the Employer, beginning on the Participant's initial hire date and ending on the date the Participant terminates employment with the Employer. If a Participant is an employee as a result of the Company's or one of its subsidiaries' acquisition of or merger with the Participant's prior employer, the Company shall have the discretion to grant additional years of service for some or all of the years during which the Participant was employed by such prior employer.

         2.26     Salary. "Salary" means "Compensation" as defined in section
2.11 excluding any bonus and any commissions payable to a participant during the calendar year.

         2.27 Salary Deferral Commitment. "Salary Deferral Commitment" means the salary deferral made pursuant to Section 3.2(a).


                                  ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

         3.1      Eligibility and Participation.

                  (a) Eligibility. An employee of the Employer shall be eligible to participate in this Plan if the employee is a management or highly compensated employee and is named by the Company's CEO or his designee to be a Participant in this Plan. To be considered for participation in a year, the Participant must have projected base salary equal to at least $100,000 for the year of participation.

                  (b) Participation. An eligible employee may elect to participate in this Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee, prior to the date established by the Committee, in the calendar year immediately preceding the Deferral Period. Notwithstanding the forgoing, an election to participate in the Plan for the initial Deferral Period shall be timely if made within thirty days after the Plan is effective. Such election will be made during the current calendar year, but will be to defer Compensation for services to be substantially performed subsequent to the date of the election.

                  (c) Partial Year Participation. In the event that an employee first becomes eligible to participate during a calendar year, a Participation Agreement must be submitted to the Committee no later than thirty (30) days following notification to the employee of eligibility to participate. Such Participation Agreement shall be effective only with regard to Compensation earned following the submission of the Participation Agreement to the Committee.

         3.2 Elective Deferrals. A Participant may elect Deferral Commitments in the Participation Agreement as follows:


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                  (a)      Salary Deferral Commitment. A Salary Deferral
         Commitment shall be related to the salary payable by Company to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of the salary to be paid during the Deferral Period, as a flat dollar amount for the Deferral Period, or in such other form as allowed by the Committee.

                  (b) Bonus Deferral Commitment. A Bonus Deferral Commitment shall be related to the bonuses payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of any bonus payable during the Deferral Period, as a flat dollar amount from any bonus payable during the Deferral Period, or in such other form as allowed by the Committee.

                  (c) Commission Deferral Commitment. A Commission Deferral Commitment shall be related to the commissions payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of any commissions payable during the Deferral Period, as a flat dollar amount from any commissions payable during the Deferral Period, or in such other form as allowed by the Committee.

         3.3 Limitations on Deferral Commitments. The following limitations shall apply to Deferral Commitments:

                  (a) Minimum. The minimum deferral amount for a Salary, Bonus, or Commission Deferral Commitment shall be two thousand dollars ($2,000) per Deferral Period. If the Deferral Commitment is a Bonus Deferral Commitment or a Commission Deferral Commitment, the $2,000 minimum shall be calculated as a percentage of targeted incentive bonus or commissions.

                  (b) Maximum. The maximum deferral amount for a Salary Deferral Commitment shall be 100 percent (100%). The maximum deferral amount for a Bonus Deferral Commitment or a Commission Deferral Commitment shall be one hundred percent (100%) of any such bonus, or commission to be paid or payable during the Deferral Period. The maximum deferral amount may be adjusted pursuant to Section 4.2 to take into account any required withholdings with respect to the compensation being deferred.

                  (c) Changes in Minimum or Maximum. The Committee may amend the Plan to change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee's action.

         3.4 Modification of Deferral Commitment. A Deferral Commitment shall be irrevocable except that the Committee shall permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship. If the Committee grants the application, the Participant will not be allowed to enter into a new Deferral Commitment for the remainder of the Deferral Period


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in which the reduction or waiver of the Deferral Commitment occurs and the following Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with this Article III.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

         4.1 Accounts. For record keeping purposes only, separate accounts shall be maintained for each Participant to reflect his or her Elective Deferral Account (referred to herein as "Accounts"). Separate sub-accounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices under Sections 4.3 and 4.6.

         4.2 Elective Deferred Compensation. A Participant's Elective Deferred Compensation shall be credited to the Participant's Elective Deferral Account as the corresponding non-deferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts which is required by state, federal or local law with respect to deferred Compensation shall be withheld from the Participant's non-deferred Compensation to the maximum extent possible with any excess reducing the amount deferred.

         4.3 Allocation of Accounts. A Participant shall allocate the Accounts among the Earning Indices selected by the Committee. Such allocations shall be made in whole percentage increments. The Committee may change the Earnings Indices at any time. The Elective Deferral Account shall be treated as if invested in the Earnings Indices chosen by the Participant. The Participant's initial allocation shall be set forth in the Participation Agreement. If no allocation is made in the Participation Agreement, the Participant's entire account shall be initially allocated to the money market fund. A change in allocation among Earning Indices will be allowed once each day in the form and manner prescribed by the Committee. Changes made while the New York Stock Exchange is open will be effective at the end of the day on which the change was made. Changes made when the New York Stock Exchange is closed will be effective at the end of the next day on which the New York Stock Exchange is open.

         4.4 Account Earnings. The Accounts of each Participant shall be credited with earnings as if such Accounts were actually invested in the Earnings Indices elected by the Participant pursuant to Section 4.3.

         4.5 Determination of Accounts. Each Participant's Elective Deferral Account as of each day shall consist of the balance of such account as of the immediately preceding day, plus (a) the Participant's Elective Deferred Compensation credited during the day, and (b) the applicable Account Earnings, minus the amount of any distributions from such account made during the day The specific method of valuing the Accounts shall be under the sole discretion of the Committee.

         4.6 Vesting of Accounts. Participants shall be vested in their Accounts as follows:

                  (a) Each Participant's Elective Deferral Account, including earnings thereon, shall be 100% vested at all times.


Deferred Compensation Plan                                                page 6
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         4.7      Statement of Accounts. The Committee shall submit to each
Participant, within ninety (90) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance of and the credits to the Accounts maintained for such Participant.


                                   ARTICLE V

                                 PLAN BENEFITS

         5.1 Prior to Termination of Employment. A Participant's Elective Deferral Account may be distributed to the Participant prior to termination of employment as follows:

                  (a) Early Withdrawal. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement, and the earnings thereon, as of a date specified in the Participation Agreement. Such date shall not be sooner than two (2) years after the date the Deferral Period commences. Such election shall be made at the time the Deferral Commitment is made and shall be irrevocable.

                  (b) Hardship Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Elective Deferral Account. A Participant requesting a Hardship Withdrawal shall apply in writing to the Committee and shall provide such additional information as the Committee may require. The amount of the Hardship Withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship, including any amounts necessary to pay federal, state and/or local income taxes reasonably anticipated to result from the distribution. Upon requesting a Hardship Withdrawal, the Participant shall be required to change the investment direction of the Participant's Accounts to the money market fund. Immediately following a distribution due to Financial Hardship, or the determination by the Committee not to authorize a Hardship Withdrawal, the Participant may change the investment direction pursuant to Section 4.4. If a distribution is made due to Financial Hardship in accordance with this Section 5.1(b), the Participant's deferrals under this Plan shall cease for the remainder of the Deferral Period in which the Hardship Withdrawal occurs and the following Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with Article III herein.

                  (c) Accelerated Distribution. Notwithstanding any other provision of this Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Participant's Elective Deferral valued as of the end of the day immediately preceding the date on which the Committee receives the written request ("Accelerated Distribution"). The Participant shall forfeit the remaining balance of the Participant's Elective Deferral Account. Upon requesting an Accelerated Distribution, the Participant shall be required to change the investment direction


Deferred Compensation Plan                                                page 7
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         of the Participant's Accounts to the money market fund. After an
         Accelerated Distribution, the Participant's deferrals under this Plan shall cease for the remainder of the Deferral Period in which the Accelerated Distribution occurs, and the following Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with Article III herein.

         5.2 After Termination of Employment. Upon a Participant's termination of employment with the Employer for any reason, the Participant shall become entitled to receive the payment of the Participant's Elective Deferral Account. The benefit will be paid in the form set forth in Section 5.3.

         5.3 Form of Benefit Payment. Benefits payable under Sections 5.1 and 5.2 shall be payable in the following form:

                  (a) Distributions Prior to Termination. Early Withdrawals under Section 5.1(a) will be paid as a lump sum or over four (4) years, pursuant to Section 5.4, as elected by the Participant in the Participation Agreement. Hardship Withdrawals under Section 5.1(b) will be paid in a lump sum within thirty (30) days after the Committee's decision. Accelerated Distributions under Section 5.1(c) will be paid in a lump sum within thirty (30) days of the receipt of the request by the Committee.

                  (b) Termination Prior to Retirement, Disability, or Change of Control. Benefits payable as a result of termination for any reason other than the Participant's Retirement or Disability or prior to a Change of Control of the Company shall be paid in a lump sum. Provided, however, that a Participant who terminates after having five
         (5) years of service with the Company shall be entitled to elect in the Participation Agreement to receive the benefit as a lump sum, or in substantially equal annual installments over two (2) or five (5) years. For purposes of this Section 5.3(b), years of service will be determined pursuant to Section 2.26(b).

                  (c) Termination Due to Retirement, Disability, or After Change of Control. Benefits payable as a result of termination due to the Participant's Retirement or Disability or after a Change of Control of the Company shall be paid in the form selected by the Participant at the time of the Deferral Commitment. Options for the form of benefit payment shall include:

                           (i)      A lump sum payment, or

                           (ii) Substantially equal annual installments of the Account over a period of two (2), five (5), ten (10), or fifteen (15) years. Account Earnings shall continue to accrue during the payment period on the unpaid balance in the Participant's Accounts.

                  (d)      Death Benefits.


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                           (i)      Upon the death of the Participant prior to
                  termination of employment, the Company shall pay to the Participant's Beneficiary, as designated in Article VI, an amount equal to the balance of the Participant's Elective Deferral Account in the form selected by the Participant at the time of the Deferral Commitment. Options for the form of benefit payment shall include a lump sum payment or substantially equal annual installments of the Participant's Accounts over a period of two (2), five (5), ten (10) or fifteen (15) years; provided, however, that any benefits payable hereunder to a trust or estate shall be paid in a lump sum. Account Earnings shall continue to accrue during the payment period on the unpaid balance of the Participant's Accounts. The Committee may, in its sole discretion, pay any death benefit hereunder in the form of a lump sum.

                           (ii) Upon the death of a Participant after benefit payments have commenced, the Participant's Beneficiary shall receive the remaining unpaid balance in the Participant's Accounts in the same manner as the Participant was being paid prior to the Participant's death; provided, however, that any benefits payable hereunder to a trust or estate shall be made in a lump sum. The Committee may, in its sole discretion, pay any death benefit hereunder in the form of a lump sum.

                  (e) Small Account(s). Notwithstanding any provision of this Section 5.3 to the contrary, after a Participant becomes entitled to receive benefit payments, if the total amount of the Participant's Accounts is less than twenty-five thousand dollars ($25,000) on a payment date, the Accounts shall be paid in a lump sum.

         5.4 Commencement of Benefit Payment. Except for Hardship Withdrawals under Section 5.1(b) and Accelerated Distributions under Section 5.1(c), benefits payable in a lump sum shall be paid as soon as practicable after January 1 of the year after termination of employment. Installment benefits shall be paid annually as soon as practicable after January 1 each year.

         5.5 Change of Election. Except for Early Withdrawals under Section 5.1(a), a Participant may change a previous election regarding the form of benefit payment as long as the new election is filed with the Committee at least twelve (12) full months prior to such Participant's termination of employment. Any new election regarding the form of benefit payment that is filed with the Committee during the twelve (12) months prior to the Participant's termination of employment shall be ignored and reference shall be made to the prior filed election in determining the form of benefit payment.

         5.6 Tax Withholding. To the extent required by federal, state, or local law in effect at the time payments are made, the Employer shall withhold from any amount that is included in the Participant's income hereunder any taxes required to be withheld by such law(s).


Deferred Compensation Plan                                                page 9

         5.7 Valuation and Settlement. For distributions other than Hardship Withdrawals under Section 5.1(b) and Accelerated Distributions under
Section 5.1(c), the amount of a lump sum payment and the amount of installments shall be based on the value of the Participant's Accounts as of December 31 of the year prior to the year in which the lump sum or installment is due.

         5.8 Payment to Guardian. The Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetence, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.


                                   ARTICLE VI

                            BENEFICIARY DESIGNATION

         6.1 Beneficiary Designation. Subject to Section 6.3, each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of such Participant's death prior to complete distribution of the Participant's Accounts. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

         6.2 Changing Beneficiary. Subject to Section 6.3, any Beneficiary designation, other than the Participant's spouse, may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new properly completed Beneficiary designation shall cancel all Beneficiary designations previously filed.

         6.3 Community Property(i). If the Participant resides in a community property state, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

         6.4 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided in Section 6.1 and subject to
Section 6.3, if the Beneficiary designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's Accounts, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                  (a)      The Participant's spouse;

                  (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take, by right of representation, the share the parent would have taken if living; or


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
                  (c)      The Participant's estate.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1 Committee. This Plan shall be administered by the Committee, which shall be made of not less than three members appointed by the Company's CEO. The Committee shall have the discretionary authority to interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

         7.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may, from time to time, consult with counsel who may be counsel to the Company.

         7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Plan.

         7.4 Indemnification of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct by such member or as expressly provided by statute.


                                  ARTICLE VIII

                                CLAIMS PROCEDURE

         8.1 Claim. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with this Plan, consistent with the remainder of this
Article VIII. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

         8.2 Review of Claim. The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of this Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.


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
         8.3 Notice of Denial of Claim. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under this Plan, and the Committee determines that such claim should be denied, in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant, shall refer to the specific sections of this Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim, shall provide an explanation of why such material or information is necessary, and, where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

         8.4      Reconsideration of Denied Claim.

                  (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

                  (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of the Committee's decision shall be in writing and shall include specific reasons for the decision, shall be written in a manner reasonably calculated to be understood by the claimant, and shall identify specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.

         8.5 Employer to Supply Information. To enable the Committee to perform its duties, the Employer shall supply full and timely information to the Committee of all matters relating to the Retirement, Disability, death, or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.


                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN


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
         9.1 Amendment. The Committee may at any time amend this Plan by written instrument, notice of which is given to all Participants and to any Beneficiaries to whom a benefit is due. No amendment shall reduce the amount accrued in any Accounts as of the date such notice of the amendment is given. Material changes to this Plan will be effective immediately, but must be ratified and approved at the Compensation Committee meeting immediately following the effective date of such amendment. After a Change of Control of the Company, this Plan may not be amended without the consent of at least 75% of the Participants.

         9.2 Right to Terminate Plan. Subject to 9.2(c) the Compensation Committee may partially or completely terminate this Plan if, in its judgment, the tax, accounting, or other effects of the continuance of this Plan would not be in the best interests of the Employer.

                  (a) Partial Termination. The Compensation Committee may partially terminate this Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, this Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

                  (b) Complete Termination. The Compensation Committee may completely terminate this Plan by choosing not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, this Plan shall cease to operate and the Employer shall pay out all Accounts. Payment shall be made in a lump sum within sixty (60) days after the Compensation Committee terminates this Plan.

                  (c) Termination After Change of Control. After a Change of Control of the Company, this Plan may not be completely or partially terminated without the consent of at least 75% of the Participants.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, therefore, is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

         10.2 Unsecured General Creditor. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Plan. Any insurance contracts, mutual fund shares, stocks, bonds or other property purchased by the Company in connection with this Plan shall remain the Company's general, unpledged, and unrestricted assets. The Company's obligation under this Plan shall be an unfunded and unsecured promise to pay money in the future.

         10.3     Trust Fund. At its discretion, the Company may establish one
(1) or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment


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
of benefits owed under this Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of the Company's insolvency or bankruptcy. To the extent any benefits provided under this Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company. After the occurrence of a Change of Control, the Company will deposit an amount in trust at least equal to the amount necessary to cause the trust's assets to equal the total of all Accounts under this Plan. Thereafter, the Company will make additional deposits, no less often than monthly, as required to maintain trust assets at a level at least equal the total of all Accounts under this Plan.

         10.4 Nonalienability. The Committee may recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant's benefit under this Plan, provided that (a) the domestic relations order would be a "qualified domestic relations order" within the meaning of Code Section 414(p) if Code Section 414(p) were applicable to this Plan; (b) the domestic relations order does not purport to give the alternate payee any right to assets of the Company or its affiliates; and (c) the domestic relations order does not purport to give the alternate payee any right to receive payments under this Plan before the Participant is eligible to receive such payments. If the domestic relations order purports to give the alternate payee a share of a benefit to which the Participant currently has a contingent or nonvested right, the alternate payee shall not be entitled to receive any payment from this Plan with respect to the benefit unless the Participant's right to the benefit becomes nonforfeitable. Except as set forth in the preceding two sentences with respect to domestic relations orders, and except as required under applicable federal, state, or local laws concerning the withholding of tax, rights to benefits payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such supplemental benefit, whether currently or thereafter payable, shall be void.

         10.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge a Participant at any time.

         10.6 Protective Provisions. A Participant shall cooperate with the Employer by furnishing any and all information and taking other actions as requested by the Employer in order to facilitate the administration of this Plan and the payment of benefits hereunder.

         10.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the state of California, except as preempted by federal law.

         10.8 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.9 Notice. Any notice required or permitted under this Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the


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
postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records.

         10.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

SANMINA-SCI CORPORATION




           By: /s/ Carmine Renzulli
              _____________________________________________


          Its: Senior Vice President Global Human Resources
              _____________________________________________


         Date: January 17, 2003
              ___________________________


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